SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            -------------------------


         Date of Report (Date of earliest event reported): June 4, 2003



                                TELTRONICS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware               0-17893                59-2937938
       --------------------- ------------------------ --------------------
         (State or other     (Commission File Number)     (IRS Employer
         jurisdiction of                                  Identification
         incorporation)                                        No.)


             2150 Whitfield Industrial Way, Sarasota, Florida 34243 (Address of principal executive offices, including zip code)


                                  941-753-5000
                         -------------------------------
                         (Registrant's telephone number)

                                      N.A.
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 4, 2003, Teltronics, Inc. completed its acquisition of Vortex technology and related assets from Tri-Link Technologies of Burnaby, British Columbia, pursuant to an Agreement of Purchase and Sale (the "Agreement") of Vortex Technology dated October 31, 2002, as amended on May 30, 2003, for approximately $2.5 million. Teltronics also agreed to pay to Tri-Link Technologies royalties on the net revenues derived by Teltronics from certain components of the Vortex technology. The purchase price was determined by negotiation between the parties. There is no relationship between Teltronics, or any of its affiliates, and Tri-Link Technologies, or any of its affiliates.

         Teltronics paid $250,000 of the purchase price, in cash, on or before the closing. Teltronics paid the remainder of the purchase price, excluding royalties, by delivering its secured promissory note for $2,250,000 aggregate principal amount. Teltronics' promissory note is payable in twelve equal quarterly payments of $187,500 plus accrued interest, beginning on August 1, 2003. Tri-Link may convert portions of the outstanding balance of Teltronics' promissory note into a maximum of 1,125,000 shares of Teltronics' common stock at the prices and on the terms and conditions set forth in the Agreement, as amended.

         Tri-Link Technologies develops advanced, multimedia office communications products. Cypreon, the product offering derived from the Vortex technology, is the first IP-PCX solution to deliver advanced telephone, videoconferencing, and LAN capabilities in one easily-installed system. Cypreon will complement Teltronics' larger 20-20 switching product by providing a standalone IP-centric solution to businesses with 50 to 500 port line size needs.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


c.       Exhibits

(2.1) Tri-Link Technologies, Inc. and Teltronics, Inc. Agreement of Purchase and Sale of Vortex Technology, dated October 31, 2002, between Tri-Link Technologies, Inc. and Teltronics, Inc.

(2.2) Amendment No. 1 to Agreement of Purchase and Sale of Vortex Technology, dated May 13, 2003, between Tri-Link Technologies, Inc. and Teltronics, Inc.

(10) Secured promissory note for $2,250,000 aggregate principal amount issued by Teltronics, Inc. in favor of Tri-Link Technologies, dated as of June 4, 2003.

(99)     Press release issued June 5, 2003.

Item 9.  REGULATION FD DISCLOSURE.

         On June 5, 2003, Teltronics issued a press release announcing the acquisition of the Vortex technology and related assets from Tri-Link Technologies, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        TELTRONICS, INC.


                                        By:    /s/ Patrick G. Min
                                           -------------------------------------
                                        Name:   Patrick G. Min
                                        Title:  Vice President Finance and
                                                Chief Financial Officer
Dated: June 19, 2003

                                  EXHIBIT INDEX

Exhibit No.
-----------

(2.1) Tri-Link Technologies, Inc. and Teltronics, Inc. Agreement of Purchase and Sale of Vortex Technology, dated October 31, 2002, between Tri-Link Technologies, Inc. and Teltronics, Inc.

(2.2) Amendment No. 1 to Agreement of Purchase and Sale of Vortex Technology, dated May 13, 2003, between Tri-Link Technologies, Inc. and Teltronics, Inc.

(10) Secured promissory note for $2,250,000 aggregate principal amount issued by Teltronics, Inc. in favor of Tri-Link Technologies, dated as of June 4, 2003.

(99)     Press release issued June 5, 2003.